EXHIBIT 99.1

Argos Therapeutics Appoints Dr. Ralph Snyderman and Irackly Mtibelishvily to the Company’s Board of Directors

- Dr. Snyderman widely considered the ‘Father of Personalized Medicine’ -

DURHAM, N.C., Dec. 13, 2016 (GLOBE NEWSWIRE) -- Argos Therapeutics Inc. (Nasdaq:ARGS) (“Argos”), an immuno-oncology company focused on the development and commercialization of individualized immunotherapies based on the Arcelis® precision immunotherapy technology platform, today announced the appointment of Ralph Snyderman, M.D., and Irackly Mtibelishvily, LL.M., to the company's board of directors.

“It is a privilege to welcome a pair of profoundly accomplished professionals to the Argos board of directors who offer renowned expertise in each of their respective fields,” said Jeff Abbey, president and CEO of Argos. “Dr. Snyderman is widely referred to as the ‘father of personalized medicine’ and his experience running the Duke University Health System as well as his senior leadership roles at Genentech will help guide us as we advance our individualized immunotherapy through the final stages of clinical development, assess indication expansion and approach our goal of becoming a fully-integrated commercial company. In addition, Irackly Mtibelishvily is globally recognized as one of the most experienced international investment bankers and will advise on important corporate finance and other strategic activities in the years ahead.”

Dr. Snyderman is chancellor emeritus at Duke University, James B. Duke professor of medicine, and director of the Center for Research on Personalized Health Care.  He served as chancellor for health affairs and dean of the Duke University School of Medicine from 1989 to 2004.  During this time, he oversaw the development of the Duke University Health System and served as its first president and chief executive officer. Dr. Snyderman has played a leading role in the conception and development of Personalized Health Care, an evolving model of national health care delivery.  Previously, Dr. Snyderman served as senior vice president for medical research and development at Genentech, Inc., the pioneering biomedical technology firm.  He has played a leadership role in important national organizations such as the Association of American Physicians, the National Academy of Medicine, and Association of American Medical Colleges. Dr. Snyderman earned a doctor of medicine degree from SUNY Downstate Medical Center.

Mr. Mtibelishvily is currently managing director and chairman of corporate and investment banking in Central and Eastern Europe, the Middle East and Africa for Citigroup, where he has served in various roles for nearly two decades. A specialist in corporate finance, capital markets, securities, and mergers and acquisitions, Mr. Mtibelishvily also has experience working with the multinational law firm Clifford Chance LLP. He earned a master of international legal studies degree from the Moscow State Institute of International Relations and a master of laws degree from the University of Virginia Law School.

Dr. Snyderman and Mr. Mtibelishvily will replace vacating Argos directors Philippe Van Holle, M.B.A., and Andrei Petrov, Ph.D.

“On behalf of the management team, board of directors and shareholders, I would like to thank Philippe and Andrei for their dedication and support over the last several years,” said Hubert Birner, Ph.D., chairman of the Argos board of directors. “They each have played an instrumental role in the growth and development of Argos.”

About the Arcelis® Technology Platform
Arcelis® is a precision immunotherapy technology that captures both mutated and variant antigens that are specific to each patient’s individual disease. It is designed to overcome immunosuppression by producing a specifically targeted, durable memory T-cell response without adjuvants that may be associated with toxicity. The technology is potentially applicable to the treatment of a wide range of different cancers and infectious diseases, and is designed to overcome many of the manufacturing and commercialization challenges that have impeded other personalized immunotherapies. The Arcelis® process uses only a small disease sample or biopsy as the source of disease-specific antigens, and the patient’s own dendritic cells, which are optimized from cells collected by a single leukapheresis procedure. The proprietary process uses RNA isolated from the patient's disease sample to program dendritic cells to target disease-specific antigens. These activated, antigen-loaded dendritic cells are then formulated with the patient’s plasma, and administered via intradermal injection as an individualized immunotherapy.

About Argos Therapeutics
Argos Therapeutics is an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases using its Arcelis® technology platform. Argos' most advanced product candidate, AGS-003, is being evaluated in the pivotal ADAPT Phase 3 clinical trial for the treatment of metastatic renal cell carcinoma (mRCC).  In addition, AGS-003 is being studied in Phase 2 investigator-initiated clinical trials as neoadjuvant therapy for renal cell carcinoma (RCC) and for the treatment of non-small cell lung cancer (NSCLC). Argos is also developing a separate Arcelis®-based product candidate, AGS-004, for the treatment of human immunodeficiency virus (HIV), which is currently being evaluated in an investigator-initiated Phase 2 clinical trial aimed at HIV eradication in adult patients.

Forward Looking Statements
Any statements in this press release about Argos’ future expectations, plans and prospects, including statements about the expected and potential future closings of the private placement, Argos’ financial prospects, anticipated use of proceeds, future operations and sufficiency of funds for future operations, clinical development of Argos’ product candidates, expectations regarding future clinical trials and future expectations and plans and prospects for Argos and other statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," “may,” "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Argos' cash resources will be sufficient to fund its continuing operations for the periods anticipated; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether Argos' product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Argos' product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the "Risk Factors" section of Argos’ Form 10-Q for the quarter ended September 30, 2016, which is on file with the SEC, and in other filings Argos makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Argos’ views as of the date hereof. Argos anticipates that subsequent events and developments will cause Argos’ views to change. However, while Argos may elect to update these forward-looking statements at some point in the future, Argos specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Argos’ views as of any date subsequent to the date hereof.

Media contact:

Adam Daley
Berry & Company Public Relations
212-253-8881
adaley@berrypr.com

Investor contact:

John Menditto
Argos Therapeutics, Inc.
919-908-0687
jmenditto@argostherapeutics.com